EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-61055) pertaining to the Michaels Stores, Inc. Employees 401(k) Plan of our report dated May 25, 2004, with respect to the financial statements and schedules of the Michaels Stores, Inc. Employees 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

/s/ Ernst & Young LLP
ERNST & YOUNG LLP

Dallas, Texas
June 24, 2004